                                                                     Exhibit 4.5

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO RADISYS CORPORATION (OR ITS SUCCESSOR) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, CONVERSION OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER ENTITY AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSONS IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT IS PURCHASING AT LEAST $100,000 IN AGGREGATE PRINCIPAL AMOUNT OF NOTES OR AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(4), (5) OR (6) UNDER THE SECURITIES ACT (A "NON-INSTITUTIONAL ACCREDITED INVESTOR") THAT IS PURCHASING AT LEAST $250,000 IN AGGREGATE PRINCIPAL AMOUNT OF NOTES OR (C) IT IS A NON-U.S. PERSON OUTSIDE THE UNITED STATES ACQUIRING THE
NOTE IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT (A) TO THE ISSUER OF THIS SECURITY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS PURCHASING NOTES IN AN AGGREGATE PRINCIPAL AMOUNT OF AT LEAST $100,000 OR TO A NON-INSTITUTIONAL ACCREDITED INVESTOR THAT IS PURCHASING NOTES IN AN AGGREGATE PRINCIPAL AMOUNT OF AT LEAST $250,000, AND THAT, IN EITHER CASE, PRIOR TO SUCH TRANSFER, FURNISHES TO U.S. TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND WARRANTIES RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITY EVIDENCED HEREBY (THE FORM OF LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO A NON-U.S. PERSON OUTSIDE THE UNITED STATES ACQUIRING THE NOTE IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(F) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(F) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE

TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(D) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE ISSUER OF THIS SECURITY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE 2(F) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY. AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                               RADISYS CORPORATION

                  5 1/2% Convertible Subordinated Note due 2007

                                                            CUSIP NO. 750459 AA7

No.                                                             $
   ----                                                          --------------

                  RADISYS CORPORATION, an Oregon corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or its registered assigns, the
principal sum of                U.S. Dollars ($    ) on August 15, 2007.
                 --------------                ----

                  Interest Payment Dates: February 15 and August 15, commencing February 15, 2001

                  Regular Record Dates: February 1 and August 1

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be duly executed manually or by facsimile by its duly authorized officers.

Dated: __________, 2000

RADISYS CORPORATION

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the 5 1/2% Convertible Subordinated Notes due 2007 described in the within-named Indenture.

U.S. TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

By:
    -----------------------
         Authorized Signatory

Dated: __________, 2000

                               RADISYS CORPORATION
                  5 1/2% Convertible Subordinated Note due 2007

                  Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.       Principal and Interest.

                  RadiSys Corporation, an Oregon corporation (the "Company"), promises to pay interest on the principal amount of this Note at the Interest Rate from the date of issuance until repayment at maturity, redemption or repurchase. The Company will pay interest on this Note semiannually in arrears on February 15 and August 15 of each year (each an "Interest Payment Date"), commencing February 15, 2001.

                  Interest on the 5 1/2% Convertible Subordinated Notes due 2007 (the "Notes") shall be computed (i) for any full semiannual period for which a particular Interest Rate is applicable on the basis of a 360-day year of twelve 30-day months and (ii) for any period for which a particular Interest Rate is applicable shorter than a full semiannual period for which interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month. For purposes of determining the Interest Rate, the Trustee may assume that a Reset Transaction has not occurred unless the Trustee has received an Officers' Certificate stating that a Reset Transaction has occurred and specifying the Adjusted Interest Rate then in effect.

                  A Holder of any Note at the close of business on a Regular Record Date shall be entitled to receive interest on such Note on the corresponding Interest Payment Date. A Holder of any Note which is converted after the close of business on a Regular Record Date and prior to the corresponding Interest Payment Date (other than any Note whose maturity is prior to such Interest Payment Date) shall be entitled to receive interest on the principal amount of such Note, notwithstanding the conversion of such Note prior to such Interest Payment Date. However, any such Holder which surrenders any such Note for conversion during the period between the close of business on such Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the interest on the principal amount of such Note so converted, which is payable by the Company to such Holder on such Interest Payment Date, at the time such Holder surrenders such Note for conversion. Notwithstanding the foregoing, any such Holder which surrenders for conversion any Note which has been called for redemption by the Company in a notice of redemption given by the Company pursuant to Section 10.4 of the Indenture shall be entitled to receive (and retain) such interest (including Liquidated Damages, if any) and need not pay the Company an amount equal to the interest (including Liquidated Damages, if any) on the principal amount of such Note so converted at the time such Holder surrenders such Note for conversion. The Company will pay interest to a Person other than the Holder of any Note if a Holder surrenders for conversion any

                                                                               6
Note which has been called for redemption by the Company in a notice of redemption given by the Company pursuant to Section 10.4 of the Indenture on a date that is after the Regular Record Date and prior to the corresponding Interest Payment Date. Interest will be paid to but not including the Redemption Date to the Person entitled to receive payment of principal on such Note or Notes.

                  In accordance with the terms of the Resale Registration Rights Agreement, dated August 9, 2000 (the "Resale Registration Rights Agreement"), among the Company, SG Cowen Securities Corporation, Banc of America Securities LLC, J.P. Morgan & Co. and First Security Van Kasper (the "Initial Purchasers"), upon the occurrence of a Registration Default (as defined in the Resale Registration Rights Agreement) the Company has agreed to pay liquidated damages ("Liquidated Damages") with respect to this Note in the following amounts for the following periods:

                           (A) with respect to the first 90-day period during
                  which a Registration Default shall have occurred and be continuing, in an amount per year equal to an additional 0.50% of the principal amount of the then-outstanding and not converted Notes,

                           (B) with respect to the period from the 91st day
                  following the day the Registration Default shall have occurred and be continuing until the earlier of (i) the 180th day following the day the Registration Default shall have occurred and (ii) the day on which the Registration Default has been cured, in an amount per year equal to an additional 0.25% of the principal amount of the then-outstanding and not converted Notes and

                           (C) with respect to the period from the 181st day
                  following the day the Registration Default shall have occurred until the day on which the Registration Default has been cured, in an amount per annum equal to an additional 0.25% of the principal amount of the then-outstanding and not converted Notes;

PROVIDED that in no event shall Liquidated Damages accrue at a rate per year exceeding 1.00% of the principal amount of the then-outstanding and not converted Notes.

                  All accrued Liquidated Damages shall be paid in arrears to Record Holders by the Issuer on each Damages Payment Date (as defined in the Resale Registration Rights Agreement) by wire transfer of immediately available funds or by federal funds check. Following the cure of all Registration Defaults relating to this Note, the accrual of Liquidated Damages hereunder will cease. The Holder of this Note is entitled to the benefits of the Resale Registration Rights Agreement.

2.       Method of Payment.

                  Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

                  Principal of, and premium, if any, and interest on, Global Notes will be payable to the Depositary in immediately available funds.

                  Principal and premium, if any, and interest at maturity on Physical Notes will be payable at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest on Physical Notes (other than at maturity) will be payable by (i) U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the Register, or (ii) upon application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount in excess of $5,000,000, wire transfer in immediately available funds.

3.       Paying Agent and Registrar.

                  Initially, U.S. Trust Company, National Association will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without notice to any Holder.

4.       Indenture.

                  The Company issued this Note under an Indenture, dated as of August 9, 2000 (the "Indenture"), between the Company and U.S. Trust Company, National Association, as trustee (the "Trustee"). The terms of the Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"). This Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

5.       Provisional Redemption.

                  The Company may not redeem the Notes at any time prior to August 20, 2003.

                  On or after August 20, 2003, the Company may, at its option, redeem the Notes in whole at any time or in part from time to time, on any date prior to maturity, upon notice as set forth in Section 10.4 of the Indenture, at the Redemption Prices set forth below if redeemed during the 12-month period beginning on the dates indicated:


                                                                   REDEMPTION PRICE

August 20, 2003 to August 14, 2004..........................           103.143%
August 15, 2004 to August 14, 2005..........................           102.357%
August 15, 2005 to August 14, 2006..........................           101.571%
August 15, 2006, to August 14, 2007.........................           100.786%



PROVIDED the Company may redeem the Notes only if the Closing Price of the Common Stock equals or exceeds 140% of the Conversion Price then in effect for at least 20 Trading Days in any consecutive 30-day trading period ending on the Trading Day prior to the date the notice of the redemption pursuant to Section 10.1(a) of the Indenture is mailed pursuant to Section 10.4 of the Indenture.

                  The Company shall pay any interest on the Notes called for redemption (including those Notes which are converted into Common Stock after the date the notice of the redemption is mailed and prior to the Redemption
Date) accrued but not paid to the Redemption Date, pursuant to the terms of the Indenture.

                  Notes in original denominations larger than $1,000 may be redeemed in part. If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed to be the portion selected for redemption (provided, however, that the Holder of such Note so converted and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption than such Holder would have otherwise been entitled to receive upon conversion of such Note). Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

                  On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

                  Notice of redemption will be given by the Company to the Holders as provided in the Indenture.

6.       Repurchase Right Upon a Change of Control.

                  If a Change in Control occurs, the Holder of Notes, at the Holder's option, shall have the right, subject to the conditions and in accordance with the provisions of the Indenture, to require the Company to repurchase the Notes (or any portion of the principal amount hereof that is at least $1,000 or an integral multiple thereof, provided that the portion of the principal amount of this Note to be Outstanding after such repurchase is at least equal to $1,000) at the Repurchase Price in cash, plus any interest accrued and unpaid to the Repurchase Date.

                  No fractional shares of Common Stock will be issued upon repurchase of any Notes. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of such Notes, the Company shall pay a cash adjustment as provided in the Indenture.

                  A Company Notice will be given by the Company to the Holders as provided in the Indenture. To exercise a Repurchase Right, a Holder must deliver to the Trustee a written notice as provided in the Indenture (the form of which is attached to this Note).

7.       Conversion Rights.

                  Subject to and upon compliance with the provisions of the Indenture, the Holder of Notes is entitled, at such Holder's option, at any time before the close of business on August 15, 2007, to convert the Holder's Notes (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), at the principal amount thereof or of such portion, into duly authorized, fully paid and nonassessable shares of Common Stock of the Company at the Conversion Price in effect at the time of conversion.

                  In the case of a Note (or a portion thereof) called for redemption, such conversion right in respect of the Note (or such portion thereof) so called, shall expire at the close of business on the Business Day immediately preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption. In the case of a Change of Control for which the Holder exercises its Repurchase Right with respect to a Note (or a portion thereof), such conversion right in respect of the Note (or portion thereof) shall expire at the close of business on the Business Day preceding the Repurchase Date.

                  The Conversion Price shall be initially equal to $67.8038 per share of Common Stock. The Conversion Price shall be adjusted under certain circumstances as provided in the Indenture.

                  To exercise the conversion right, the Holder must surrender the Note (or portion thereof) duly endorsed or assigned to the Company or in blank, at the office of the Conversion Agent, accompanied by a duly signed conversion notice to the Company (the form of which is attached to this Note). Any Note surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date (other than any Note whose maturity is prior to such Interest Payment Date), shall also be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest (including Liquidated Damages, if any) payable on such Interest Payment Date on the principal amount of the Notes being surrendered for conversion.

                  No fractional shares of Common Stock will be issued upon conversion of any Notes. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of such Notes, the Company shall pay a cash adjustment as provided in the Indenture.

8.       Subordination.

                  The Indebtedness evidenced by this Note is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all amounts then due on all Senior Debt of the Company, and this Note is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same,
(a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

9.       Denominations; Transfer; Exchange.

                  The Notes are issuable in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

                  In the event of a redemption in part, the Company will not be required (a) to register the transfer of, or exchange, Notes for a period of 15 Business Days immediately preceding the date notice is given identifying the serial numbers of the Notes called for such redemption, or (b) to register the transfer of, or exchange, any such Notes, or portion thereof, called for redemption.

                  In the event of redemption, conversion or repurchase of the Notes in part only, a new Note or Notes for the unredeemed, unconverted or unrepurchased portion thereof will be issued in the name of the Holder hereof.

10.      Persons Deemed Owners.

                  The registered Holder of this Note shall be treated as its owner for all purposes.

11.      Unclaimed Money.

                  The Trustee and the Paying Agent shall pay to the Company any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12.      Discharge Prior to Redemption or Maturity.

                  Subject to certain conditions contained in the Indenture, the Company may discharge its obligations under the Notes and the Indenture if (1)
(a) all of the Outstanding Notes
shall become due and payable at their scheduled maturity within one year or (b) all of the Outstanding Notes are scheduled for redemption within one year, and
(2) the Company shall have deposited with the Trustee money and/or U.S. Government Obligations sufficient to pay the principal of, and premium, if any, and interest on, all of the Outstanding Notes on the date of maturity or redemption, as the case may be.

13.      Amendment; Supplement; Waiver.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes (or such lesser amount as shall have acted at a meeting pursuant to the provisions of the Indenture). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Note.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest (including Liquidated Damages, if any) on this Note at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Note (or pay cash in lieu of conversion) as provided in the Indenture.

14.      Defaults and Remedies.

                  The Indenture provides that an Event of Default with respect to the Notes occurs when any of the following occurs:

                  (a) default in the payment of principal of (or premium, if any, on) any of the Notes at its stated maturity, upon acceleration, redemption, exercise of a Repurchase Right or otherwise, whether or not such payment is prohibited by the subordination provisions of the Indenture;

                  (b) default in the payment of interest or Liquidated Damages, if any, on any of the Notes when due and payable and continuance of such default for a period of 30 days, whether or not such payment is prohibited by the subordination provisions of the Indenture;

                  (c) default in the performance or breach of any term, covenant or agreement of the Company in the Indenture or this Note and continuance of such default or breach for a period of 60 consecutive days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                  (d) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries, whether such Indebtedness now exists or shall be created hereafter, which default (i) is caused by a failure to pay principal of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its stated maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is then existing a Payment Default or the maturity of which has been so accelerated, aggregates $15 million or more, for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Outstanding Notes;

                  (e) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

                  (f) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

                  (g) failure by the Company to deliver shares of Common Stock (together with cash in lieu of fractional shares of Common Stock pursuant to Section 12.3 of the Indenture) when such Common Stock (or such cash in lieu of fractional shares) are required to be delivered upon conversion of any Note pursuant to the Indenture, and continuance of such default for a period of 10 days.

                  If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared, or may become, due and payable in the manner and with the effect provided in the Indenture.

15.      Authentication.

                  This Note shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Note.

16.      Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

17.      Additional Rights of Holders of Transfer Restricted Notes.

                  In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Resale Registration Rights Agreement.

18. CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on this Note and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on this Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.      Governing Law.

                  The Indenture and this Note shall be governed by, and construed in accordance with, the law of the State of New York.

20.      Successor Corporation.

                  In the event a successor corporation assumes all the obligations of the Company under this Note, pursuant to the terms hereof and of the Indenture, the Company will be released from all such obligations.

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Note to:


-------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        -------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:                                      Your Name:
       -----------------------------------             -------------------------
                                            (Print your name exactly as it
                                            appears on the face of this Note)

                                            Your Signature:
                                                            -------------------
                                            (Sign exactly as your name
                                            appears on the face of this Note)

                                            Signature Guarantee*:
                                                                  -------------

---------------------------
*PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTEE MEDALLION PROGRAM (OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE).

In connection with any transfer of this Note occurring prior to the date which is the end of the period referred to in Rule 144(k) under the Securities Act (other than a transfer pursuant to an effective registration statement under the Securities Act) , the undersigned confirms that without utilizing any general solicitation or general advertising that:

                  [Check One]

/ /        (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                  or

/ /        (b) this Note is being transferred other than in accordance with (a)
         above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless the conditions to any such transfer of registration set forth herein and in Sections 2.7, 2.8 and 2.9 of the Indenture shall have been satisfied.

Dated:
       ---------------------        ---------------------------------------

                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

                                    Signature Guarantee:

                                    ---------------------------------------

                                    Signature must be guaranteed by a
                                    participant in a recognized signature
                                    guaranty medallion program or other
                                    signature guarantor acceptable to the
                                    Trustee.

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion, in each case for investment and not with a view to distribution, and that it and any such account is a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       ---------------------    ---------------------------------------
                                NOTICE:  To be executed by an executive officer.

                                CONVERSION NOTICE

TO:      RADISYS CORPORATION
         5445 NE Dawson Creek Drive,
         Hillsboro, Oregon 97124

                  The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. To the extent provided in the Indenture, any amount required to be paid to the undersigned on account of interest (including Liquidated Damages, if any), accompanies this Note.

Dated: _________________           Your Name:
                                              ----------------------------------
                                   (Print your name exactly as it appears
                                   on the face of this Note)

                                   Your Signature:
                                                   -----------------------------
                                   (Sign exactly as your name appears on the face of this Note)

                                   Signature Guarantee*:
                                                         -----------------------

                                   Social Security or other Taxpayer
                                   Identification Number:
                                                          ----------------------

         Principal amount to be converted (if less than all):  $

--------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Fill in for registration of shares (if to be issued) and Notes (if to be delivered) other than to and in the name of the registered holder:

          ----------------------------------------------------------------------
          (Name)

          ----------------------------------------------------------------------
         (Street Address)

          ----------------------------------------------------------------------
         (City, State and Zip Code)

                     NOTICE OF EXERCISE OF REPURCHASE RIGHT

TO:      RADISYS CORPORATION
         5445 NE Dawson Creek Drive,
         Hillsboro, Oregon 97124

                  The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from RadiSys Corporation (the "Company") as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, together with interest and Liquidated Damages, if any, accrued and unpaid to, but excluding, such date, to the registered holder hereof.

Dated: _________________           Your Name:
                                              ----------------------------------
                                   (Print your name exactly as it appears
                                   on the face of this Note)

                                   Your Signature:
                                                   -----------------------------
                                   (Sign exactly as your name appears on the face of this Note)

                                   Signature Guarantee*:
                                                         -----------------------

                                   Social Security or other Taxpayer
                                   Identification Number:
                                                          ----------------------

         Principal amount to be converted (if less than all):  $

--------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                    SCHEDULE OF EXCHANGES FOR PHYSICAL NOTES2

                  The following exchanges of a part of this Global Note for Physical Notes have been made:



                                                                            Principal Amount of
                      Amount of decrease in     Amount of increase in        this Global Note           Signature of
     Date of           Principal Amount of       Principal Amount of          following such         authorized officer
     EXCHANGE           THIS GLOBAL NOTE          THIS GLOBAL NOTE        DECREASE (OR INCREASE)         OF TRUSTEE
     --------         ---------------------     ---------------------     ----------------------     ------------------










--------
2 This schedule should be included only if the Note is issued in global form.